EXHIBIT 23.3

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
NeoMedia Technologies, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/  KPMG PEAT MARWICK LLP


Miami, Florida
May 7, 1998